EXHIBITS TO BE FILED BY EDGAR



Exhibits

            F-1(b)      "Past-tense" opinion of Berlack, Israels
                        & Liberman LLP.


            F-3(a)      "Past-tense"  opinion of Ryan, Russell,
                        Ogden & Seltzer  LLP.